UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2007
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 13, 2007, the Board of Directors elected Mark E. Lucas to serve as a Class III member of the Board of Directors, effective as of April 13, 2007. Mr. Lucas will serve on the Audit and Finance Committee and the Compensation Committee of the Board of Directors.
Mr. Lucas has been Chairman and Chief Executive Officer since November 2005 of Geneva Watch Group, a privately held company based in Long Island City, NY. Geneva Watch Group is a leading designer, manufacturer and distributor of watches, pens and clocks under both its own brand and licensed brands. Prior to that, he had been President and CEO of Altec Lansing Technologies, a manufacturer of consumer audio equipment from June 2001 to August 2005. Mr. Lucas has also held executive management positions at Iomega Corporation, The Gillette Company and Duracell International Inc., and started his career at Nestle Corp. He received both a Bachelor of Science in Industrial Engineering and a Masters of Business Administration from Rensselaer Polytechnic Institute.
Mr. Lucas will be compensated for his service on the Board of Directors pursuant to Imation’s Director Compensation Program, as amended, filed as Exhibit 10.9 to Imation’s Form 8-K Current Report filed February 13, 2006. Other than as described herein, there are no arrangements or understandings between Mr. Lucas and any other persons pursuant to which Mr. Lucas was selected as Director of the Company. Mr. Lucas does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has Mr. Lucas had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.
A press release, dated April 13, 2007, announcing Mr. Lucas’s election as a Director is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Press release dated April 13, 2007
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date:	April 13, 2007	By:	/s/ Peter A. Koehn
Peter A. Koehn
Vice President and Controller